UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                                 Current Report
   Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                               September 11, 1998
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                Date of Report (Date of earliest event reported)

                              KELLY SERVICES, INC.
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             (Exact name of Registrant as specified in its charter)

                          Commission File Number 0-1088


             Delaware                                 38-1510762
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    (State or other jurisdiction                  (I.R.S. Employer
   of incorporation or organization)               Identification No.)


                 999 West Big Beaver Road, Troy, Michigan 48084
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                    (Address of principal executive offices)
                                   (Zip Code)


                                 (248) 362-4444
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              (Registrant's telephone number, including area code)

                                    No Change
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                   (Former name or former address, if changed
                               since last report.)

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ITEM 9.  SALES OF EQUITY SECURITIES PURSUANT TO REGULATION S

     On September 11, 1998, Kelly Services Inc. ("KSI"), through its wholly owned subsidiaries Kelly Services Deutschland GmbH and Kelly Services Zeitarbeit GmbH, acquired all of the issued and outstanding quotas of Workshop Zeitarbeit GmbH, Workshop Zeitarbeit GmbH (Munich), WorkLine Personnel-Marketing GmbH and WorkNet EDV-Services GmbH. The companies are engaged in the business of providing employees on a temporary or permanent basis.

     KSI delivered 31,488 shares of its Class A Common Stock from Treasury as part of the consideration for the quotas. Subject to satisfaction of the conditions in the agreement and adjustment based on the future price of KSI Class A Common Stock and currency exchange rates, KSI will deliver up to approximately 23,600 additional shares over the next three years. The shares of KSI stock were and will be delivered pursuant to an agreement among KSI, its subsidiaries and the holders of the quotas of the Workshop group of companies and Regulation S. The owners of the Workshop group of companies represented that they were not U.S. persons, the sale and issuance occurred in Germany in an offshore transaction, offering restrictions were implemented pursuant to the agreement, and the transaction was otherwise in compliance with Regulation S. There were no underwriters or other distributors.



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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                        Kelly Services, Inc.
                                            (Registrant)
Date:  September 24, 1998



                                        s/ William K. Gerber
                                        William K. Gerber

                                           Senior Vice President and
                                           Chief Financial Officer
                                           (Principal Financial Officer and
                                           Principal Accounting Officer)
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